                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2005

                          Amcast Industrial Corporation
                     --------------------------------------
             (Exact name of Registrant as specified in its charter)

              Ohio                   001-9967                 31-0258080
-------------------------------     ------------          -------------------
(State or other jurisdiction of     (Commission             (IRS Employer
incorporation)                      File Number)          Identification No.)

7887 Washington Village Drive, Dayton, Ohio                33418
-------------------------------------------           ---------------
 (Address of principal executive offices)                (Zip code)

                                 (937) 291-7000
              ---------------------------------------------------
              (Registrant's telephone number including area code)

                                 Not applicable
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP.

On July 29, 2005, the United States Bankruptcy Court for the Southern District of Ohio (the "Bankruptcy Court") entered an order (the "Confirmation Order") approving and confirming the Third Amended Joint Plan of Reorganization (the "Plan of Reorganization") of Amcast Industrial Corporation ("Amcast"), together with its affiliated debtor entities (collectively, with Amcast, the "Debtors"). The effective date of the Plan of Reorganization was August 3, 2005 ("Effective Date"). A copy of the Plan of Reorganization as confirmed and the Confirmation Order are attached as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The following is a summary of the matters that occurred or will occur pursuant to the Plan of Reorganization. This summary only highlights certain of the substantive provisions of the Plan of Reorganization and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan of Reorganization. This summary is qualified in its entirety by reference to the full text of the Plan of Reorganization.

The Plan of Reorganization provides (among other things) that all equity interests in Amcast and the other Debtors (other than Amcast's equity interests in the other Debtors), including, without limitation, Amcast common stock and any warrants, option rights, conversion rights, rights of first refusal, causes of action, or other rights (contractual or otherwise) to acquire or receive any stock or other equity ownership interests in Amcast or any of the other Debtors, and any contracts, subscriptions, commitments, or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in Amcast or any of the other Debtors, will be cancelled as of the Effective Date. The holders of such interests will not receive or retain any property under the Plan of Reorganization on account of such interests and will receive no distribution under the Plan of Reorganization. The holders of such interests were, therefore, deemed to have rejected the Plan of Reorganization and were not entitled to vote on the Plan of Reorganization. As of the Effective Date, the Debtors and all successors in interest were discharged from, and any liability extinguished, in connection with the commencement or continuation of any action, act to collect or attempt to recover against any Claim or Interest (as those terms are defined in the Plan of Reorganization). As of July 26, 2005, and prior to giving effect to the Plan of Reorganization, the Debtors estimated the total value of their assets at $93,127,000 and their liabilities at $175,652,000.

As of June 30, 2005, 9,709,000 shares of common stock and no shares of preferred stock of Amcast were issued and outstanding. Pursuant to the terms of the Plan of Reorganization, the Prepetition Secured Lenders (as that term is defined in the Plan of Reorganization) were issued an aggregate of 1000 shares of common stock of Amcast, which represents all of the issued and outstanding shares of equity stock of Amcast as of the date hereof.

On August 4, 2005, Amcast issued a press release concerning the Plan of Reorganization. A copy of the release is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

2.1 Third Amended Joint Plan of Reorganization under Chapter 11, Title 11 United States Code of Amcast Industrial Corporation and its Affiliated Debtor Entities.*

99.1 Order Confirming Third Amended Joint Plan of Reorganization under Chapter 11, Title 11, United States Code of Amcast Industrial Corporation and its Affiliated Debtor Entities.

99.2  Press Release of Amcast Industrial Corporation dated August 4, 2005.

* With the Plan of Reorganization, Amcast filed the following exhibits with the Bankruptcy Court: (1) Summary of Terms of Amcast's Exit Facility; (2) New Shareholders' Agreement and Summary of Terms of New Senior Notes and New Amcast Common Stock; (3) Directors, Officers, and Employees Covered by the Release Provisions in the Plan of Reorganization; (4) Legal Description of Fayetteville, Arkansas Real Property; (5) Legal Description of Stowe, Pennsylvania Real Property; (3) Litigation Rights Retained by Reorganized Debtors and (4) Creditor Trust Causes of Action. As permitted by Item 601(b)(2) of Regulation S-K, these exhibits have been omitted from this Current Report on Form 8-K. Amcast will, upon request, provide copies to the Securities and Exchange Commission of any exhibit to the Plan of Reorganization.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    AMCAST INDUSTRIAL CORPORATION

Date: August 4, 2005                By /s/ Jeffrey A. McWilliams
                                       -----------------------------------
                                       Vice President, Administration and
                                       Secretary